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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of 7,309,884 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated June 11, 1999 with respect to the consolidated financial statements of Los Angeles Turf Club, Inc. included in the Registration Statement on Form S-1 of Magna Entertainment Corp. originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 14, 2000 (File No. 333-94791).

                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          Chartered Accountants

September 7, 2001
Toronto, Canada